UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

OMOPLATA, INC.

 (Name of Small Business Issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		38-3012740 (I.R.S. Employer Identification No.)
215 Dino Drive (Address of principal executive offices)		48103 (Zip Code)
Registrant’s Telephone Number	(734) 531-8645

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

Indicate by check mark whether the registrant is a large accelerated filer, a non –accelerated filer, or a smaller reporting company.  See definitions of large accelerated filer, accelerated filer and smaller reporting company in Section 12b-2 of the Exchange Act. Large accelerated filer___   Accelerated filer___ Non-accelerated filer____    Smaller reporting company _ X__ 1

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

Item 1. Description of Business

Omoplata Inc. is the successor to Cattleman's Inc which was the successor of Arrow Point Resources, Inc. ("Arrow Point"), a Utah non-operating shell corporation incorporated in 1984.Cattleman's Meat was originally organized as Eastern Market Beef Processing Corp. ("Eastern Market").  From its inception in 1972, Eastern Market has conducted business as a wholesale beef fabricator.

Pursuant to an Agreement and Plan of Reorganization dated June 1991 (the "Plan"), Arrow Point changed its name to Cattleman's, Inc. ("Cattleman's Inc. -Utah"), approved a ten for one reverse stock split of the then issued and outstanding shares and, in consideration of the issuance of 2,832,000 shares of its common stock to the shareholders of Eastern Market, acquired all of the issued and outstanding common stock of Eastern Market.  As a result of the acquisition, Cattleman's - Utah had a total of 3,191,982 shares of common stock issued and outstanding.  Following the reverse acquisition, the officers and directors of Cattleman's - Utah were replaced with the officers and directors of Eastern Market.

In connection with the Plan, Cattleman's Inc. was organized under the laws of the State of Delaware ("Cattleman's Inc. - Delaware) as a wholly-owned subsidiary of Cattleman's - Utah in July 1991 in order to change the domicile of Cattleman's Utah to Delaware.  In August 1991, Cattleman's Inc. - Utah and Cattleman's Inc. - Delaware merged, with Cattleman's - Delaware as the surviving corporation.  In November 1991, Eastern Market changed its name to Cattleman's Meat.

Effective August 30, 1993, Cattleman's acquired substantially all of the assets of Oak Farms Market, Inc. and Oak Farms Market - Farmington, Inc. (collectively, "Oak Farms") in exchange for 90,000 shares of Cattleman's stock. Oak Farms owned and operated two fruit markets in Oak Park and Farmington, Michigan, respectively.

After filing Form 10-QSB for the nine month period ended July 27, 1997 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On  February 5 2008  the Company’s charter was revoked by the State of Delaware.  The Company no longer retained a Resident Agent in the State of Delaware.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since February 5, 2008.

On March 26, 2010, Peter Klamka was appointed receiver for the corporation by Wayne County Circuit Court, Detroit Michigan (Case number 09-016463-CB).  Mr. Klamka made attempts to contact the previous management and board of directors.  These attempts were unsuccessful. Mr. Klamka dismissed the Board of Directors after being unable to contact any previous members.

On April 1, 2010, the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On June 11, 2010, Peter Klamka issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in expenses in conjunction with the receivership.  Peter Klamka also assumed the role of sole officer and director of the company at that time.  Peter Klamka is the managing member of Barton PK,LLC and it is owed 98% by the Peter Klamka Revocable Trust.

On July 14, 2010, the Company effected a 100 to 1 reverse stock split and changed its name to Omoplata Inc.

The Company’s fiscal year end is December 31.

Current Business Plan

Omoplata is a shell company in that it has no or nominal operations and either no or nominal assets. At this time, Omoplata's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

Although there is no guarantee that a merger with a private, operating business would result in any benefit to our current or future shareholders, the Company believes there exists a potential benefit to the shareholders from the consummation of such a merger or acquisition.  For example, our common stock may become more attractive to the financial community, resulting in an increased share price and/or greater liquidity.  Moreover, if all of the preconditions of Rule 144 are met, including the introduction of an operating business, current restricted shareholders may be able to utilize Rule 144 for the sale of their shares.  Currently, Rule 144 is not available as further described below in Risk Factors.  There is no guarantee that any of these possible benefits will come to fruition.

Negotiations with any merger candidate are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon certain factors, such as the target company's assets and liabilities, the Company's current shareholders will most likely hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires an operating business with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.  Management does not expect to negotiate a cash payment in exchange for the outstanding shares held by non-affiliates.

Management has substantial flexibility in identifying and selecting a prospective new business opportunity. Omoplata would not be obligated nor does management intend to seek pre-approval by our shareholders prior to entering into a transaction.

Omoplata may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Omoplata may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Omoplata intends to promote itself privately. The Company anticipates that the selection of a business opportunity in which to participate will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors.

Omoplata has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. At nine Months ended  Omoplata had a cash balance of $0and at the year ended December 31, 2009  we had a cash balance of $0. Management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing

Form 8K's, 10K's, 10Q's and agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, the officer and director of Omoplata has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, or successor management, with such outside assistance as he or they may deem appropriate. The Company intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officer and director. In analyzing prospective business opportunities, the Company will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. The Company will not acquire or merge with any company for which audited financial statements are not available.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that the Company may deem relevant.

The Officer of Omoplata has some, but not extensive experience in managing companies similar to the Company and shall mainly rely upon his own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

Omoplata does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.  Rather Omoplata intends to borrow money from management related parties to finance ongoing operations.

Management intends to devote such time as it deems necessary to carry out the Company's affairs.  We cannot project the amount of time that our management will actually devote to our plan of operation.

The time and costs required to pursue new business opportunities, which includes due diligence investigations, negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Omoplata intends to conduct its activities so as to avoid being classified as an "Investment Company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

GOVERNMENT REGULATIONS

As a registered corporation, Omoplata, Inc. will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "34 Act") which includes the preparation and filing of periodic, quarterly and annual reports on Forms 8K, 10Q and 10K.  The 34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act.

OMOPLATA IS A BLANK CHECK COMPANY

At present, Omoplata is a blank check company with no revenues and has no specific business plan or purpose. Omoplata's business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. Omoplata is a blank check company and any offerings of our securities would need to comply with Rule 419 under the Securities Act of 1933 , as amended . The provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, by a blank check company.  Rule 419 requires that the blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger.  In addition, the registrant is required to file a post effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger.  The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger.  Omoplata has no current plans to engage in any such offerings.

OMOPLATA'S COMMON STOCK IS A PENNY STOCK

Omoplata's common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of Omoplata is subject to the penny stock rules, it may be more difficult to sell our common stock.

ACQUISITION OF OPPORTUNITIES

Management owns 100,000 shares of common stock.  Accordingly management controls 65% of the total issued and outstanding shares of Omoplata. As a result, management will have substantial flexibility in identifying and selecting a prospective new business opportunity.  In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Moreover, management may sell or otherwise transfer his interest in the Company to new management who will then continue the Company business plan of seeking new business opportunities.

It is anticipated that any securities issued in any reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition.

Omoplata will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Omoplata does not intend to provide its security holders with any complete disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

Omoplata has not expended funds on and has no plans to expend funds or time on product research or development.

COMPETITION

Omoplata will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of Omoplata's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

EMPLOYEES

Omoplata currently has no employees. The business of the Company will be managed by its sole officer and director and such officers or directors which may join the Company in the future, and who may become employees of the Company. The Company does not anticipate a need to engage any fulltime employees at this time.

Item 1A.   Risk Factors

WE ARE DEPENDENT ON THE SERVICES OF OUR SOLE OFFICER AND DIRECTOR

Omoplata is dependent upon the continued services of its sole officer and director, Peter Klamka.  If Mr. Klamka were to cease offering his services while he is the sole officer and director, it is likely that the Company would cease to maintain its filings under the Exchange Act although it would continue to be obligated to do so, and would cease to seek new business opportunities.

THE COMPANY HAS LIMITED ASSETS AND NO PRESENT SOURCE OF REVENUES.  THE COMPANY IS DEPENDENT UPON THE FINANCIAL SUPPORT OF ITS SOLE OFFICER AND DIRECTOR AND ENTITIES HE IS AFFILIATED WITH.

At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees, of registering our securities under the Exchange Act and continuing to be a reporting company under the Exchange Act. We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business. As of September 30 ,2010 we had cash of $0 and as of December 31,2009 we had a cash balance of $0.

MANAGEMENT HAS BROAD DISCRETION OVER THE SELECTION OF OUR PROSPECTIVE BUSINESS

Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. The business decisions made by our management may not be successful.

SHAREHOLDERS WILL NOT RECEIVE DISCLOSURE OR INFORMATION REGARDING A PROSPECTIVE BUSINESS

As of the date of this registration statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. Management is not required to and will not provide shareholders with disclosure or information regarding prospective business opportunities.  Moreover, a prospective business opportunity may not result in a benefit to shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND ACCORDINGLY OUR STOCK IS ILLIQUID AND MAY REMAIN SO

Omoplata's common stock has been subject to quotation on the over the counter Pink Sheets. There is not currently an active trading market in the Company's shares nor do we believe that any active trading market has existed for the last 2 years. No active trading market for our securities may develop following the effective date of this Registration Statement.  The lack of an active trading market makes our stock illiquid to investors.

WE HAVE NOT SPECIFIED AN INDUSTRY FOR NEW PROSPECTIVE BUSINESS OPPORTUNITIES AND ACCORDINGLY RISKS ASSOCIATED WITH A SPECIFIC BUSINESS CANNOT BE ASCERTAINED

There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. A high level of risk frequently characterizes certain industries that experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

OUR SOLE OFFICER AND DIRECTOR IS THE SOLE OFFICER AND DIRECTOR OF A SUBSTANTIALLY SIMILAR BLANK CHECK COMPANY AND ACCORDINGLY HAS A CONFLICT OF INTEREST IN DETERMINING BUSINESS OPPORTUNITIES

Our management is not required to nor will he commit his full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than if he would devote his full time to our affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of Omoplata.

Management may have a conflict of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a Delaware corporation are required to present certain business opportunities to a corporation for which they serve as an officer of director. In the event that our management has multiple business affiliations, he may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions.  In particular, management will likely present a business opportunity to an entity he controls that is current in its reporting obligations and has records sufficient to perform an audit.  Moreover, management will likely present an opportunity to an entity he controls that is domiciled in Delaware or another state that management believes has well known corporate laws in the business community, prior to an entity domiciled in a less well known state.  Further, management will consider the current capitalization of an entity he controls in offering a business opportunity to such entity.  In particular, management will consider whether he believes that the entity would be more attractive to an operating business following a change in capitalization such as a reverse split or decrease or increase in authorized capital stock.  If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. In the event that all factors appear equal, management will likely present an operating company with a choice of blank check companies and defer to such operating company’s preference.  Management believes that operating companies will consider such factors as outstanding shares, outstanding shares held by non-affiliates, number of shareholders, reporting history, if any, outstanding liabilities or potential liabilities, tax losses, outstanding commission comments, regulatory history, the name of an entity and the state of domicile of an entity.  This list is not exclusive and the management of an operating company may have a preference for an entity for reasons that we cannot determine in advance.  However, management will act in what he believes will be in the best interests of the shareholders of Omoplata and other respective public companies. Omoplata shall not enter into a transaction with a target business that is affiliated with management.  Moreover, in the event a business opportunity is presented to another entity controlled by management, management will continue to actively seek business opportunities for Omoplata.

In addition, conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other non-management stockholders.  A conflict of interest may arise between management’s personal pecuniary interest and its fiduciary duty to stockholders.

THERE ARE MANY BLANK CHECK COMPANIES FOR WHICH OMOPLATA WILL COMPETE TO ATTRACT BUSINESS OPPORTUNITIES

Omoplata expects to encounter intense competition from other entities seeking to pursue new business opportunities. Many of these entities are well-established and have extensive experience in identifying new prospective business opportunities. Many of these competitors possess greater financial, technical, human and other resources than we do. Based upon our limited financial and personnel resources, we may lack the resources as compared to those of many of our potential competitors.

POTENTIAL RISKS OF AN ACQUISITION OR MERGER WITH A FOREIGN COMPANY

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.

OMOPLATA MAY REQUIRE ADDITIONAL FINANCING TO MAINTAIN ITS REPORTING REQUIREMENTS AND ADMINISTRATIVE EXPENSES

Omoplata has no revenues and is dependent upon the willingness of management and management controlled entities to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence. As of September 30, 2010 and December 31,2009  Omoplata had incurred $11,501 and $0 for general and administrative expenses, respectively. General and administrative expenses include accounting fees, reinstatement fees, and other professional fees. In addition, as of September 30,2010  Omoplata had current liabilities of $1,501,  of which$1,501 was due to related parties and as of September 30,2010. Omoplata had current liabilities of $1,501, all of which are due to related parties . We may not generate any revenues unless and until the commencement of new business operations. We believe that management will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. Through the date of this Form 10 management related parties have made a capital investment of $1,501 and additional loans in the amount of $1,501 for ongoing expenses. In the event that our available funds from our management and affiliates prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and such financing may not be available on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES

The holders of our shares of common stock and those persons, who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for Omoplata's securities to be a limited one.

 It is the present intention of Omoplata's management, after the commencement of new business operations, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

RULE 144 RELATED RISK

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

1% of the total number of securities of the same class then outstanding; or the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

·

The issuer of the securities that was formerly a shell company has ceased to be a shell company. The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

RULE 145 RELATED RISKS

In the business combination context, Rule 145 has imposed on affiliates of either the acquirer or the target company restrictions on public resales of securities received in a business combination, even where the securities to be issued in the business combination were registered under the Securities Act. These restrictions were designed to prevent the rapid distribution of securities into the public markets after a registered business combination by those who were in a position to influence the business combination transaction. The recent adopted amendments to Rule 145 eliminate these restrictions in most circumstances.

Under the new amendments, affiliates of a target company who receive registered shares in a Rule 145 business combination transaction, and who do not become affiliates of the acquirer, will be able to immediately resell the securities received by them into the public markets without registration (except for affiliates of a shell company as discussed in the following section). However, those persons who are affiliates of the acquirer, and those who become affiliates of the acquirer after the acquisition, will still be subject to the Rule 144 resale conditions generally applicable to affiliates, including the adequate current public information requirement, volume limitations, manner-of-sale requirements for equity securities, and, if applicable, a Form 144 filing.

Application of Rule 145 to Shell Companies

Public resales of securities acquired by affiliates of acquirers and target companies in business combination transactions involving shell companies will continue to be subject to restrictions imposed by Rule 145. If the business combination transaction is not registered under the Securities Act, then the affiliates must look to Rule 144 to resell their securities (with the additional Rule 144 conditions applicable to shell company securities). If the business combination transaction is registered under the Securities Act, then affiliates of the acquirer and target company may resell the securities acquired in the transaction, subject to the following conditions:

The issuer must meet all of the conditions applicable to shell companies under Rule 144;

After 90 days from the date of the acquisition, the affiliates may resell their securities subject to Rule 144’s volume limitations, adequate current public information requirement, and manner-of-sale requirements;

After six months from the date of the acquisition, selling security-holders who are not affiliates of the acquirer may resell their securities subject only to the adequate current public information requirement of Rule 144; and

After one year from the date of the acquisition, selling security-holders who are not affiliates or the acquirer may resell their securities without restriction.

THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

WE WILL NOT DECLARE DIVIDENDS

We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation that after the commencement of new business operations that future management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

WE MOST LIKELY WILL ISSUE ADDITIONAL SECURITIES IN CONJUNCTION WITH A BUSINESS OPPORTUNITY WHICH WILL RESULT IN A DILUTION OF PRESENT SHAREHOLDER OWNERSHIP

Our Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock, par value $0.001. Our  Articles of Incorporation, as amended, also authorizes 10,000,000 shares of preferred stock. As of November 7,  2010, we have 156,360 shares issued and outstanding . We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of our Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

PRINCIPAL STOCKHOLDER MAY ENGAGE IN A TRANSACTION TO CAUSE THE COMPANY TO REPURCHASE HIS SHARES OF COMMON STOCK.

In order to provide control of the Company to third party, our principal stockholder may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized for the Company to repurchase shares of common stock held by such principal stockholder. As a result of such transaction, our management, principal stockholder(s) and Board of Directors may change.

WE ARE REQUIRED TO COMPLY WITH PENNY STOCK RULES WHICH MAY LIMIT THE SECONDARY TRADING MARKET FOR OUR SECURITIES

Our securities will be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. Unless our common stock is otherwise excluded from the definition of "penny stock", the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements could limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following presentation of management's discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this report. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

Our current activities are related to seeking new business opportunities. We will use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At September 30, 2010 , we had $0 of cash assets and $1,501 of current liabilities, $1,501of which was due to related parties.

 We have had no revenues in the years ended December 31, 2009. Our operating expenses for the nine Months ended September  30, 2010 were $11,501 and for the year end December 31,2009  were $0, comprised of general and administrative expenses.

Management believes there exists numerous private operating businesses seeking the perceived benefits of operating as a publicly registered corporation whose common stock trades on the over the counter bulletin board. Perceived benefits may include increasing equity financing options, providing stock options or similar benefits as incentives to key employees, and achieving liquidity (subject to restrictions of applicable statutes), for all shareholders.  Management further believes that certain private operating businesses prefer merging into a publicly registered company so as to eliminate the time and expense of conducting an initial public offering.

Although a private entity can file a Form 10 registration statement, this will not, in and of itself, entitle their securities to be quoted on any quotation medium or exchange.  Consequently, management believes that the perceived benefits of a merger still outweigh the expenditure involved, including the potential expense of acquiring the publicly registered corporation itself and all legal and accounting expenses.

Owners of these private operating businesses will still incur significant legal and accounting costs in connection with the acquisition of a publicly registered corporation, including the costs of preparing Form 8K's, 10K's, 10Q's and agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that within four (4) days of completion of a merger or acquisition transaction with a private operating business, a Form 8-K be filed containing Form 10 information regarding the private operating company, including audited financial statements.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

Management related parties have invested $10,000 of cash and services  into the Company in exchange for 100,0000 shares of common stock.  While we are dependent upon interim funding provided by management to pay professional fees and expenses, we have no written finance agreement with management to provide any continued funding. As of September 30,2010, the Company had current liabilities of $1,501, all of which is due to related parties and as of December 31,2009 the Company had current liabilities of $0. Although we believe management will continue to fund the Company on an as needed basis, we do not have a written agreement requiring such funding.  In addition, future management funding, will more than likely be in the form of loans, for which the Company will be liable to pay back.

The Board of Directors of the Company has determined that the best course of action for the Company is to complete a business combination with an existing business.  The Company has limited liquidity or capital resources. As of September 30 2010 and December 31,2009, the Company had a cash balance of $0 and $0 respectively .  In the event that the Company cannot complete a merger or acquisition and cannot obtain capital needs for ongoing expenses, including expenses related to maintaining compliance with the securities laws and filing requirements of the Securities Exchange Act of 1934, the Company could be forced to cease operations.

Omoplata currently plans to satisfy its cash requirements for the next 12 months though it’s current cash and by borrowing from its officer and director or companies affiliated with its officer and director and believes it can satisfy its cash requirements so long as it is able to obtain financing from these affiliated entities. Omoplata currently expects that money borrowed will be used during the next 12 months to satisfy the Company's operating costs, professional fees and for general corporate purposes. The Company may explore alternative financing sources, although it currently has not done so.

Omoplata will use its limited personnel and financial resources in connection with seeking new business opportunities, including seeking an acquisition or merger with an operating company. It may be expected that entering into a new business opportunity or business combination will involve the issuance of a substantial number of restricted shares of common stock. If such additional restricted shares of common stock are issued, the shareholders will experience a dilution in their ownership interest in the Company. If a substantial number of restricted shares are issued in connection with a business combination, a change in control may be expected to occur.

In connection with the plan to seek new business opportunities and/or effecting a business combination, the Company may determine to seek to raise funds from the sale of restricted stock or debt securities. The Company has no agreements to issue any debt or equity securities and cannot predict whether equity or debt financing will become available at acceptable terms, if at all.

There are no limitations in the certificate of incorporation on the Company's ability to borrow funds or raise funds through the issuance of capital stock to effect a business combination. The Company's limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of capital stock required to effect or facilitate a business combination may have a material adverse effect on the Company's financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment.  The Company does not expect to hire any employees during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

None.

ITEM 3.  Properties

Omoplata shares office space with its officer and director at 215 Dino Dr. in Ann Arbor, Michigan.  The Company does not have a lease and the Company pays no rent for the space. The Company does not own any properties nor does it lease any properties.  The Company does not believe it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations as described herein.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of November 1, 2010, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Omoplata, Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address                 Number of Shares                       Percentage Owned

 Barton PK, LLC (1)                   100,000

65%

1000 Country Club Rd.

Ann Arbor, Mi 48105

(1) Peter Klamka is the Managing Member of Barton PK, LLC. He has sole dispositive power over the shares held by Barton PK,LLC. Peter Klamka serves as President, Secretary, Treasurer, and Director of

Item 5. Directors and executive officers.

The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name                       Age                    Position    Executive Officer And Director Since

Peter Klamka

41

CEO, President, Secretary, Treasurer, Director   May 2010

Peter Klamka has served as our sole officer and director since June 2010. He also serves as the President of Cephas Holding Corp., a reporting issuer that produces mobile phone applications. He is also the sole officer and director of Solar Acquisition Corp, a reporting issuer in the alternative energy industry.  He is also the President of WTTJ Corp., a reporting issuer in the Internet travel industry. He was formerly on the Board of Directors of Phoenix Interests, a reporting issuer. He was formerly an officer and director of Girasolar, Inc which is a reporting issuer. He was formerly the President of Woodward Energy Partners Inc and Plaster Caster Inc.  Through Shoulder Parrott, LLC, he retains stock in Woodward Energy Partners, Inc. He has a Bachelor of Science Degree from the University of Michigan.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant·

No petition has been filed under Federal bankruptcy laws or any state insolvency law.

The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;·Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity; Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: Any Federal or State securities or commodities law or regulation; or Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; orSuch registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

Item 7. Certain Relationships and Related Transactions and Director Independence

On June 11,2010, 100,000 shares of common stock were issued to Barton PK, LLC in exchange for $10,000 in Cash and services  used for expenses related to the revival of the corporation and other expenses related to the receivership, pursuant to Section 4(2) of the Securities Act of 1933.

Director Independence

For the purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.

Accordingly, we do not consider Peter Klamka  to be independent.

Omoplata does not have any outside directors.

Item 8. Legal Proceedings

On March 26, 2010, Peter Klamka was appointed receiver for the corporation by Wayne County Circuit Court, Detroit Michigan (Case number 09-016463-CB).

Under Mr. Klamka’s receivership, and with funds supplied by Barton PK,LLC, the Company reinstated its corporate charter and paid all past due franchise taxes; paid the outstanding debt with the transfer agent; and made an analysis of the Company’s debts and potential for viability as a merger candidate.

Omoplata’s officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

Item 9. Market Price of and Dividends on the Company's Common Equity and Other Shareholder Matters

MARKET INFORMATION

The Company’s common stock is traded on the "Pink Sheets" under the symbol "CTLO". Such trading of our common stock is limited and sporadic. To the best knowledge of the Company, there has been no active trading activity for approximately the past two years.

At the time of filing of this registration statement on Form 10/12G, there is no common stock that is subject to outstanding options or warrants to purchase.

It is the position of the Securities and Exchange Commission, in a No Action Letter to OTC Compliance at the NASD, dated January 21, 2000, that Rule 144 is not available for resale transactions involving securities sold by promoters and affiliates of a blank check company, and their transferees, and anyone else who has been issued securities from a blank check company, and that securities issued by a blank check company to promoters and affiliates, and their transferees, can only be resold through registration under the Act. Promoters and affiliates of a blank check company will be considered underwriters under the Securities Act when reselling the securities of a blank check company. At present, the Company is a blank check company with no revenues and has no specific business plan or purpose . The Company's business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a blank check company.

Effective February 15, 2008, the Securities and Exchange Commission codified this position in new Rule 144(i).  Rule 144(i) provides that the safe harbor found in Rule 144 is not available for the resale of securities initially issued by an issuer that has no or nominal operations and no or nominal assets or assets consisting solely of cash or cash equivalents or any amount of assets consisting of cash or cash equivalents and nominal other assets.  In accordance with Rule 144(i), Rule 144 is not available for the re-sale of our securities initially issued while we were a shell company.

The ability of individual shareholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.

Omoplata is not and is not proposing to publicly offer any securities at this time.

From time-to-time the Company may grant options or warrants, or promise registration rights to certain shareholders. The Company has no control over the number of shares of its common stock that its shareholders sell. The price of the Company’s stock may be adversely affected if large amounts are sold in a short period.

The Company’s shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

As of  November 1, 2010  there were approximately 250  shareholders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plans

We have no equity compensation plans.

Item 10. Recent Sales of Unregistered Securities

On June 11, 2010, We issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in expenses in conjunction with the receivership.

The Company believes that the issuance and sale of the restricted shares was exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

Item 11. Description of Registrant’s Securities to be Registered

General

The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred stock, $.001 par value. As of  November

1, 2010 there were 152,448 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding.

Common Stock

Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends

Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore, subject to any dividend restrictions imposed by the Company's creditors. No dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the normal course of business, or the Company's total assets would be less than the minimum of its total liabilities.

Preferred Stock

The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. In addition, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

At present, Omoplata has no intention to issue any preferred shares nor adopt any series, preferences or other classification of its preferred shares.

Options and Warrants

None

Transfer Agent

The transfer agent for the Company's shares of common stock is OTC Stock Transfer.

Item 12. Indemnification of Directors and Officers

Omoplata Inc. is a Delaware corporation. Section 252 of the Delaware General Corporation Law (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting  the  personal  liability  of a  director  to  the  corporation  or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the  liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its  shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing  violation of law,  (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director  directly  or  indirectly derived  an  improper  personal benefit. The Company's articles of incorporation contain a provision eliminating the personal liability of directors to Standard Commerce or Standard Commerce shareholders for monetary damages to the fullest extent provided by the DGCL.

Section 242 of the DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal,  administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or  was a  director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

Section 242 of the DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's  best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's  best interests and, with respect  to any criminal proceedings, the person had no reasonable cause to believe  that his or her conduct was unlawful.  The Company's articles of incorporation and bylaws allow for such indemnification.  A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit.  Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under 242 of the DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.  The Company's articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of Omoplata to the full extent permitted by Delaware law.

Item 13. Financial Statements and Supplementary Data

The Company's audited financial statements for the nine months ended September 30,2010  are attached hereto as F-1 through F-16.

Item 14. Changes in and Disagreements with Accountants

In its two most recent fiscal years or any later interim period, the Company has had no disagreements with its independent accountants.

Item 15.  Financial Statements and Exhibits

The financial statements are attached below

Exhibits

3.1

Articles of amendment

3.2

Corporate bylaws

99.1

Appointment of trustee

Omoplata, Inc

FINANCIAL STATEMENTS

September 30, 2010

Index

Report of Independent Registered Public Accounting Firm

Balance Sheets, for the period

Statement of Operations

Statement of Cash Flows

Statement of Stockholders’ Equity

Notes to Financial Statements

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

PDK Energy, Inc.

I have audited the balance sheets of Omoplata, Inc. as of September 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period ended September 30, 2010 and for the period March 26, 2010 (date of reconstitution) through September 30, 2010.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Omoplata, Inc. as of September 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the period ended September 30, 2010 and for the period March 26, 2010 (date of reconstitution) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

November 10, 2010

OMOPLATA, INC
FORMERLY CATTLEMAN'S INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	SEPTEMBER	DECEMBER
	30, 2010	31, 2009

ASSETS

CURRENT
Cash	$ -	$ -

TOTAL ASSETS	$ -	$ -

LIABILITIES AND SHAREHOLDER EQUITY

LIABILITIES
Note payable - shareholder	$ 1,501	$ -

TOTAL LIABILITIES	1,501	-

SHAREHOLDER EQUITY

SHARE CAPITAL
Preference shares - 10,000,000 authorized, par value $0.01
- issued and fully paid - nil	-	-
Common shares - 50,000,000 authorized, par value $0.001
- issued and fully paid - 156,360(December 31, 2009 - 5,635,859)	156	5,636

Paid in capital	9,844	(5,636)

DEFICIT	(11,501)	-

TOTAL SHAREHOLDER EQUITY	(1,501)	-

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$ -	$ -

The accompanying notes are an integral part of these financial statements.

OMOPLATA, INC
FORMERLY CATTLEMAN'S INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	FOR THE	MARCH 26, 2010
	THREE MONTHS	(RECONSITUTION)
	ENDED	THROUGH
	SEPTEMBER	SEPTEMBER
	30, 2010	30, 2010

REVENUE	$ -	$ -

EXPENSES
General and administrative	11,501	11,501

Total Expenses	11,501	11,501

NET LOSS	$ (11,501)	$ (11,501)

WEIGHTED AVERAGE SHARES OUTSTANDING	106,360	106,360

NET LOSS PER SHARE	$ (0.11)	$ (0.11)

The accompanying notes are an integral part of these financial statements

OMOPLATA, INC
FORMERLY CATTLEMAN'S INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MARCH 26, 2010 (DATE OF RECONSTITUTION) THROUGH SEPTEMBER 30, 2010

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010	MARCH 26, 2010 (DATE OF RECONSTITUTION) THROUGH SEPTEMBER 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (11,501)	$ (11,501)
Stock issued for services rendered	10,000	10,000
Changes in assets and liabilities
Accounts payable	-	-

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(1,501)	(1,501)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable - shareholder	1,501	1,501

NET CASH FLOWS FROM FINANCING ACTIVITIES	1,501	1,501

Net Change In Cash	-	-

Cash and Cash Equivalents - beginning of period	-	-

Cash and Cash Equivalents - end of period	-	$ -

SUPPLEMENTARY INFORMATION
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements

OMOPLATA, INC
FORMERLY CATTLEMAN'S INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDER EQUITY
FROM JANUARY 1, 2010 TO SEPTEMBER 30, 2010
(UNAUDITED)

	COMMON SHARES		PAID IN
	NUMBER	AMOUNT	CAPITAL	DEFICIT	TOTALS

Balance - January 1, 2010	5,636,859	5,636	(5,636)	-	-

Shares issued for services	10,000,000	10,000	-	-	10,000

Reverse split - 1 for 100	(15,480,499)	(15,480)	15,480	-	-

Net Loss				(11,501)	(11,501)

Balance - September 30, 2010	156,360	$ 156	$ 9,844	$ (11,501)	$ (1,501)

The accompanying notes are an integral part of these financial statements

OMOPLATA, INC.

FORMERLY CATTLEMAN'S INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

Omoplata Inc. which was previously known as Cattleman’s Inc. (“the Company”) was originally organized under the laws of the State of Utah 1984  under the name of Arrow Point Resources, Inc. and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.

Cattleman's was the successor of Arrow Point Resources, Inc,  Cattleman's Meat was originally organized as Eastern Market Beef Processing Corp. ("Eastern Market").  From its inception in 1972 until September 1997, Eastern Market conducted business as a wholesale beef fabricator.

 Pursuant to an Agreement and Plan of Reorganization dated June 1991, Arrow Point changed its name to Cattleman's, Inc. ("Cattleman's Inc. - Utah"), approved a ten for one reverse stock split of the then issued and outstanding shares and, in consideration of the issuance of 2,832,000 shares of its common stock to the shareholders of Eastern Market, acquired all of the issued and outstanding common stock of Eastern Market.  As a result of the acquisition, Cattleman's - Utah had a total of 3,191,982 shares of common stock issued and outstanding.  Following the reverse acquisition, the officers and directors of Cattleman's - Utah were replaced with the officers and directors of Eastern Market.

In connection with the Plan, Cattleman's Inc. was organized under the laws of the State of Delaware ("Cattleman's Inc. - Delaware) as a wholly-owned subsidiary of Cattleman's - Utah in July 1991 in order to change the domicile of Cattleman's Utah to Delaware.  In August 1991, Cattleman's Inc. - Utah and Cattleman's Inc. - Delaware merged, with Cattleman's - Delaware as the surviving corporation.  In November 1991, Eastern Market changed its name to Cattleman's Meat.

Effective August 30, 1993, Cattleman's acquired substantially all of the assets of Oak Farms Market, Inc. and Oak Farms Market - Farmington, Inc. (collectively, "Oak Farms") in exchange for 90,000 shares of Cattleman's stock. Oak Farms owned and operated two fruit markets in Oak Park and Farmington, Michigan, respectively.

After filing Form 10-QSB for the nine month period ended July 27, 1997 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On February 6, 2008 the Company’s charter was revoked by the State of Delaware.  The Company no longer retained a Resident Agent in the State of Delaware.  The Company’s shares were listed on the Pink Sheets under the symbol “CTLO”.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since February 6, 2008.

On March 26, 2010 (date of reconstitution of the corporation), Peter Klamka was appointed receiver for the corporation by Wayne County Circuit Court, Detroit Michigan (Case number 09-016463-CB).

On April 1, 2010, the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On June 11, 2010, Peter Klamka issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in costs and expenses in conjunction with the receivership.  Peter Klamka also assumed the role of sole officer and director of the company at that time.

On July 14, 2010, the Company effected a 100 to 1 reverse stock split and changed its name to Omoplata Inc.

The Company’s fiscal year end is December 31.

Basis of Presentation-Development Stage Company:

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception of the development stage to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

The Company has treated its accounting of the current year as a quasi-reorganization and as such has revalued all prior assets, liabilities and accumulated retained earnings or deficit as an adjustment to paid in capital.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value Measurements

Our financial instruments as defined by the FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments,” include cash, investments and other current liabilities.  All instruments except investments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2010 and December 31, 2009.  Investments are adjusted to fair market value at each reporting period.

Effective January 1, 2008, the Company adopted FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments. The provisions of FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a new framework for measuring fair value and expands related disclosures.  FASB SAC Topic dealing with  “Disclosures about Fair Value of Financial Instruments defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants.  FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined are described below.

Level 1:  Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:   Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:   Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Earnings Per Share:

The Company has adopted the FASB ASC Topic regarding earnings per share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on September 30, 2010 and December 31, 2009.

Deferred and Current Income Taxes

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting.  A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the

Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value.  Unrealized gains and losses due to changes in fair value as well as realized gains and losses resulting from sales of securities are reported as Other Income/Expenses in the statement of operations.  Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available.  The cost basis for realized gains and losses is determined on a specific identification basis.

Stock-based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented.  The total amount of common stock issued for services since inception of development stage was $10,000 through September 30, 2010.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through September 30, 2010, the Company has had no operations.  As of September 30, 2010, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3– Federal Income Taxes:

For the periods ended September 30, 2010 and year ended December 31, 2009, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $11,501 as at

September 30, 2010, and will expire beginning in the year 2031. Annual use of the net operating loss may be limited by Internal Revenue Code section 382 due to an ownership change.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

September 30,

December 31,

	2010	2009

Deferred tax asset attributable to
Net operating loss carryover	$ 3,910	$ 0
Valuation allowance	3,910)	(0)

Net deferred tax asset	$ -	$ -

Note 4 – Capital Stock Transactions:

The Company issued 10,000,000 shares of common stock to reimburse a shareholder for costs and expenses totaling $10,000 in March 2010.

On July 14, 2010, the Company reverse split its issued and outstanding common stock 1 share for every 100 shares outstanding.  At the time of the reverse split there was 15,635,859 common shares outstanding.

The Company has two classes of stock: command preferred.  The number of common shares authorized is 50,000,000 with .001 par value. As of October 23, 2010, the number of common shares outstanding is 156,360. The company also has 10,000,000 preferred shares authorized with  a par value of .01 none outstanding.

Note 5-Recent Accounting Pronouncements:

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-6 Improving Disclosures about Fair Measurements ("ASU 2010-6"). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company's results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its results of operations or financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140. The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of ASU 2009-16 to have a material impact on its results of operations or financial position.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Omoplata, Inc.

Date:     November 9, 2010                                          By:            s/s Peter Klamka

                                                                         Peter Klamka, President & CEO